UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2013

Warwick Valley Telephone Company

(Exact name of registrant as specified in its charter)

New York	1-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 845-986-8080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                               Changes in Registrant’s Certifying Accountant.

(a)                                 Dismissal of Independent Registered Public Accounting Firm

As previously disclosed by Warwick Valley Telephone Company (the “Company”) on its Form 8-K dated February 6, 2013, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the engagement of Ernst & Young LLP (“E&Y”) on January 31, 2013 as the Company’s independent registered accounting firm for the year ended December 31, 2013.  In connection with the selection of E&Y, also on January 31, 2013, the Audit Committee informed WithumSmith+Brown, PC (“Withum”) that it would continue as the Company’s independent registered public accounting firm until completion of its audit services for the fiscal year ended December 31, 2012 and the filing of the Company’s 2012 Annual Report on Form 10-K (“Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

Withum has completed its audit services and has issued its report on the consolidated financial statements for the year ended December 31, 2012.  The Company filed its Form 10-K on March 18, 2013, at which time Withum’s dismissal became effective.

During the Company’s two most recent fiscal years, which includes the fiscal year ended December 31, 2012, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum (within the meaning of Item 304(a) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company.

There were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012 and 2011, or during the subsequent interim period through March 18, 2013, except for the existence of a material weakness in internal control over financial reporting, which is discussed below.

Withum’s report on the Company’s consolidated financial statements for the year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of the existence of a material weakness described below.  Withum’s report on the Company’s consolidated financial statements for the year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

As discussed more fully in the Company’s Form 8-K filed on March 18, 2013, on March 12, 2013, the Audit Committee determined that the Company’s consolidated balance sheets as of December 31, 2010 and 2011 and consolidated statements of shareholders equity as of December 31, 2009, 2010 and 2011 contained in its annual reports on Form 10-K for the years ended December 31, 2011 and its quarterly reports on Form 10-Q for the first, second and third quarters of 2011 and the first, second and third quarters of 2012 should be restated due to an error in the calculation of the deferred income taxes related to the temporary difference of accumulated depreciation of fixed assets.  The Company restated such financial statements in its Form 10-K.  The Audit Committee and the Company’s management discussed the restatement with Withum.  The Company has authorized Withum to respond fully to any inquiries of E&Y concerning this material weakness.  The decision to restate the Company’s financial statements occurred after the Audit Committee’s decision to dismiss Withum, and did not affect such decision.

The Company has provided Withum with a copy of this Form 8-K/A prior to its filing with the SEC and requested Withum furnish the Company a letter addressed to the SEC that provides that Withum agrees with the statements made above. A copy of Withum’s letter dated March 19, 2013 is attached as Exhibit 16.1 to this Form 8-K/A.

(b)                                 Engagement of Independent Registered Public Accounting Firm

On January 31, 2013, the Audit Committee approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013.

During the Company’s two most recent fiscal years and the subsequent interim period preceding E&Y’s engagement, neither the Company nor anyone on its behalf consulted E&Y regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of E&Y as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by E&Y to the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter of Withum dated March 19, 2013 to the SEC regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: March 19, 2013	By:	/s/ David J. Cuthbert
David J. Cuthbert
President and Chief Executive Officer